Exhibit 10.8

CROP HAIL INSURANCE

FULL SERVICE AGENCY AGREEMENT

by and between

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

and

NODAK MUTUAL INSURANCE COMPANY, AMERICAN WEST INSURANCE COMPANY and BATTLE CREEK MUTUAL INSURANCE COMPANY

CROP YEAR 2016

THIS CROP HAIL INSURANCE FULL SERVICE AGREEMENT (AGREEMENT) is made and entered into by and between NODAK MUTUAL INSURANCE COMPANY, AMERICAN WEST INSURANCE COMPANY, and BATTLE CREEK MUTUAL INSURANCE COMPANY, 1101 First Avenue North, Fargo, North Dakota, 58102 (collectively referred to as COMPANY) and AMERICAN FARM BUREAU INSURANCE SERVICES, INC., 1501 E. Woodfield Road, Suite 300W, Schaumburg, IL 60173-5422 (AFBIS).

PREAMBLE

This AGREEMENT, for the processing and servicing of certain crop insurance policies issued by COMPANY, as more fully described in Article III – Business Covered below, (POLICY or POLICIES) is solely between AFBIS and COMPANY and shall not be assigned to any third party without the prior written mutual consent of the parties hereto and none of the terms of this AGREEMENT shall be construed to inure directly or indirectly to the benefit of any third party or persons not signatory hereto, nor to convey upon any such third party or non-signing persons any right of action hereunder.

THEREFORE, in consideration of the mutual terms and covenants as hereinafter expressly set forth, COMPANY and AFBIS agree as follows:

ARTICLE I - EFFECTIVE DATE AND TERM

A.	This AGREEMENT shall apply to all POLICIES described in Article III that become effective between January 1, 2016 and December 31, 2016. This AGREEMENT shall continue in full force and effect until terminated pursuant to Article XII – Termination

B.	This AGREEMENT supersedes any previous version or edition of this AGREEMENT.

ARTICLE II - APPOINTMENT

A.	COMPANY hereby appoints AFBIS as its service agent and AFBIS hereby accepts such appointment and authority, and agrees to carry out its resulting duties to the best of its ability, knowledge, skill and judgment.

B.	The performance of obligations by both parties under this AGREEMENT shall be in accordance with a fiduciary standard of good faith and fair dealing.

C.	AFBIS agrees to indemnify and hold harmless COMPANY, its officers, directors, agents and employees from and against any and all claims, demands, obligations, causes of action and lawsuits and all damages, liabilities, fines, judgments, costs (including settlement costs), and expenses associated therewith, including the payment of reasonable attorney fees and disbursements (other than expenses addressed in Article XI) arising out of the failure of AFBIS, its employees, independent contractors, or agents, to comply with the terms and conditions of this AGREEMENT. The obligations to indemnify contained in this paragraph will survive the expiration or termination of this AGREEMENT.

D.	COMPANY agrees to indemnify and hold harmless AFBIS, its officers, directors, agents and employees from and against any and all claims, demands, obligations, causes of action and lawsuits and all damages, liabilities, fines, judgments, costs (including settlement costs), and expenses associated therewith (including the payment of reasonable attorney fees and disbursements), arising out of: (1) the failure of COMPANY, its employees, independent contractors, or agents, to comply with the terms and conditions of this AGREEMENT; (2) the intentional and negligent acts or omissions of COMPANY, its employees, agents, or independent contractors, including but not limited to, any claims of bad faith based in whole or in part, upon the conduct or omissions of COMPANY, its employees, agents, or independent contractors; and (3) the services performed or actions taken by COMPANY, its employees, independent contractors, or agents, in connection with this AGREEMENT, including any activity incidental thereto. The obligations to indemnify contained in this paragraph will survive the expiration or termination of this AGREEMENT.

E.	COMPANY agrees that AFBIS shall have the right and authority to service and administer all POLICIES and POLICY information arising from the Business Covered by this AGREEMENT.

ARTICLE III - BUSINESS COVERED

A.	This AGREEMENT applies to POLICIES that provide crop hail and any related coverages in any state listed on Exhibit A where COMPANY writes such policies. This AGREEMENT, however, shall not apply to multiple peril crop insurance coverages that are written and reinsured within the Federal Crop Insurance Program.

B.	The POLICIES described in this Article III must be sold by Farm Bureau or Affiliated Company agents pursuant to an agent services agreement described in the PREAMBLE to this AGREEMENT. Such POLICIES will be issued by COMPANY and become effective within the term set forth in Article I herein.

ARTICLE IV - AFBIS OBLIGATIONS

AFBIS agrees to perform the following services for POLICIES sold by COMPANY’s agents in the states identified in the attached List of Participating States (Exhibit A):

A.	Underwrite, issue and deliver directly to insureds and agents an electronic or mailed copy of each POLICY and any corresponding documents;

B.	Maintain all claims and underwriting records on an electronic system to which COMPANY will have access;

C.	Resolve errors with appropriate state insurance departments and National Crop Insurance Services Inc. (NCIS);

D.	Create all necessary reporting documents and make any necessary statistical reports to appropriate state insurance departments and NCIS;

E.	Make all necessary filings, at the request of COMPANY, or provide all necessary data to COMPANY, in a form acceptable to the appropriate state insurance departments.

F.	Bill each insured directly for payment of the premium due for each POLICY. Such billing dates and procedures will be provided to COMPANY in accordance with POLICY conditions. Premiums not paid within 30 days of their due date will carry a 1.25% (or maximum rate allowed by law) monthly interest charge. All unpaid policyholder premiums will be deducted from any loss payment payable to the policyholder.

G.	Perform all account functions and furnish COMPANY with copies of the account sheets monthly. AFBIS will also make available various reports and pertinent information to COMPANY upon request or as directed in writing by COMPANY.

H.	Hold all funds collected for the account of COMPANY in a fiduciary capacity in a bank that is a member of the Federal Reserve System. This account shall be used for payments on behalf of COMPANY, including but not limited to payments for allocated loss adjustment expenses. COMPANY will fund this account for anticipated allocated loss adjustment expenses with a deposit of 15% of the estimated total projected allocated loss adjustment expenses for the crop year. AFBIS will prepare the report and submit it to COMPANY for review and payment. COMPANY will then fund the account within thirty (30) days. Thereafter, AFBIS shall submit to COMPANY each month an assessment of additional deposit or refund needed to maintain the estimated 15% deposit position for allocated loss adjustment expenses. Within 30 days of the date of the end of the crop year, AFBIS shall prepare and submit to COMPANY a final settlement statement, calculating any additional deposit or refund due to settle all payment obligations for the crop year.

I.	Maintain separate records of business serviced by AFBIS. COMPANY shall have access and the right to copy all accounts and records related to its business in a form usable by COMPANY.

J.	Exercise full claim settlement authority. All reported claims will be adjusted using industry prescribed procedures. Claims shall be handled on a timely basis and in a professional manner. Loss payments shall be made directly to COMPANY insured policyholders within the limitations specified in the POLICY.

K.	Allow COMPANY to terminate for cause any settlement authority granted AFBIS upon COMPANY’S written notice to AFBIS or upon the termination of this AGREEMENT. COMPANY may suspend the settlement authority during the pendency of any dispute regarding the cause for termination.

L.	Maintain all claim files as the joint property of COMPANY and AFBIS. However, upon an order of liquidation of COMPANY, such files shall become the sole property of COMPANY or its estate and AFBIS shall have reasonable access to and the right to copy the files on a timely basis.

M.	Provide, as often as it deems necessary, education sessions for COMPANY’ s agents to keep COMPANY’S agents fully informed and updated on writing POLICIES as the program currently exists and as it changes from time to time.

N.	Provide COMPANY’S agents with the current POLICY and underwriting procedures on at least an annual basis.

O.	Comply with all laws and regulations pertaining to POLICIES.

ARTICLE V - COMPANY OBLIGATIONS

A.	COMPANY agrees to perform the following activities:

1.	Support AFBIS in collecting premiums from policyholders on or before the premium due date(s).

2.	Have agents obtain premium security agreements as may be required by AFBIS to assist AFBIS in collection of such premium.

3.	Transfer to AFBIS in a timely manner any premium checks inadvertently received by COMPANY. All premium checks on POLICIES will be made payable to AFBIS.

4.	Accept liability if premium is not paid by the policyholder(s).

5.	Require agents to maintain an agent errors and omission policy which covers POLICIES written by COMPANY.

6.	Management support of AFBIS in our efforts to provide education to COMPANY’s writing agents on the proper methods of writing crop insurance.

7.	Compensate its own agents for the sale of POLICIES.

8.	Comply with all laws and regulations pertaining to the marketing and sale of POLICIES.

9.	Retain responsibility for underwriting gain and loss of the subject business.

10.	Perform any and all other necessary activities required to support the business which is subject to this AGREEMENT.

B.	COMPANY understands, acknowledges and agrees that all proprietary rights, title and interest to the forms and documentation that AFBIS provides under this AGREEMENT vests in AFBIS. COMPANY may not use, copy or distribute same without AFBIS’ prior written permission.

C.	In addition, COMPANY understands, acknowledges and agrees that the services provided by AFBIS under this AGREEMENT shall be for the sole use of COMPANY and any of their wholly owned and controlled subsidiaries. COMPANY is prohibited from using or permitting the use of AFBIS’ services and systems by any other persons or entities.

ARTICLE VI - AFBIS LIMITATIONS

AFBIS shall not:

A.	Sell or attempt to sell through COMPANY’S agents, or in any manner contact such agents regarding any insurance policy not issued by COMPANY except as provided herein or as expressly agreed in writing.

B.	Bind reinsurance or retrocessions on behalf of COMPANY.

C.	Commit COMPANY to participate in insurance or reinsurance syndicates.

D.	Collect any payment from a reinsurer or commit COMPANY to any claim settlement with a reinsurer; without prior approval of COMPANY. Following such collection, a report will be promptly forwarded to COMPANY.

ARTICLE VII - SERVICE FEES

COMPANY agrees to pay AFBIS a commission according to the attached Service Fee Schedule (Exhibit B), which is attached hereto and incorporated herein by reference. Service fees may be changed annually, by written agreement of the parties. If no changes are made, the service fee terms will continue according to the most recent Service Fee Schedule.

ARTICLE VIII - WARRANTIES

COMPANY makes the following warranties with respect to the performance of its obligations under this AGREEMENT:

A.	COMPANY is a duly authorized and licensed insurance company in each state listed in Exhibit A where COMPANY writes POLICIES.

B.	COMPANY’S agents are duly authorized and licensed to produce POLICIES in all territories where such POLICIES are written by COMPANY.

ARTICLE IX - TAXES

COMPANY will be responsible to pay any premium taxes on POLICIES that are subject to this AGREEMENT.

ARTICLE X - CURRENCY

Wherever the word “dollars” or the “$” symbol is used in this AGREEMENT, it shall mean dollars of the United States of America.

ARTICLE XI - ALLOCATION OF LEGAL DEFENSE EXPENSES

A.	Subject to the provisions of Article II (D), which indemnity provisions supersede and govern all allocations of claim liability and legal defense expenses, including each subparagraph of this Article, this Article XI governs the allocation and payment of legal defense expenses (including litigation related expenses) incurred in the resolution of a claim filed by an insured against COMPANY, which in any way arises out of the processing or servicing of crop insurance policies issued by COMPANY or AFBIS (a claim) only in the event COMPANY notifies AFBIS within fifteen (15) business days of receiving notice of a claim.

B.	AFBIS shall pay all legal defense expenses as they are incurred, and Company and AFBIS shall allocate the expenses pursuant to this Article XI when the claim is closed, including the conclusion of all litigation related to the claim. Company shall remit payment of the agreed allocation within thirty (30) days thereafter, unless the arbitration provisions of Article XIII have been invoked by either party.

C.	In the event such a claim is litigated in a court of law, arbitration, or other judicial or quasi judicial proceeding (legal proceeding) and all interested parties are named in the legal proceeding, all legal defense expenses incurred by COMPANY shall be allocated between the COMPANY or AFBIS in the same ratio that liability or negligence is allocated in the legal proceeding to the interested parties, their agents or employees.

D.	In no such event shall COMPANY or AFBIS be liable for legal defense expenses in excess of its allocated proportion of liability or negligence as established by the legal proceeding.

E.	In the event COMPANY or AFBIS are named in the legal proceeding but no allocation of liability or negligence is established in the legal proceeding, all such incurred legal defense expenses shall be shared equally between the interested parties.

F.	In the event the claim is not litigated or the legal proceeding does not include all interested parties, the interested parties, through their duly appointed representatives, shall participate in a meeting at a mutually agreeable time and place or by teleconference to determine a fair, reasonable and mutually acceptable allocation of the legal defense expenses based on available evidence of each of their relative degrees of liability, if any (i.e., from 0% to 100%) (Allocation Agreement). The interested parties shall use their best efforts to reach an Allocation Agreement.

G.	In the event COMPANY proceeds independently to settlement of a claim without first consulting with the other interested parties as to the allocation of legal defense expenses, then all such legal defense expenses incurred shall be paid in full by COMPANY.

ARTICLE XII - TERMINATION

A.	Either party may terminate this AGREEMENT for any reason, or for no reason at all. The termination shall be effective December 31 of any year by giving the other party prior written notice of intent to terminate. Such notice shall be delivered, by certified mail, at least ninety (90) days prior to the effective date of such termination.

B.	Notwithstanding the foregoing paragraph, COMPANY may terminate this AGREEMENT at any time for cause upon ten (10) days advance written notice to AFBIS, Inc.

C.	In the event of an anticipated change in the COMPANY ownership, management or control of the conduct of the business of COMPANY by merger, sale or other change in controlling interest, COMPANY shall immediately notify AFBIS in writing of the expected effective date. Within thirty (30) days after receipt of such notice, AFBIS may terminate this AGREEMENT in its entirety by sending notice in writing to COMPANY, stating the effective time and date (not less than five (5) days after the date this notice was mailed) of such termination. If COMPANY fails to give notice of such anticipated change, AFBIS may nonetheless terminate in like manner within thirty (30) days after acquiring knowledge of same.

D.	This AGREEMENT shall terminate automatically and simultaneously upon the happening of any of the following events:

1.	Entry of an order of liquidation, rehabilitation, receivership or conservatorship with respect to the COMPANY or AFBIS by any court or regulatory authority;

2.	Assignment of this AGREEMENT by either party.

E.	Upon termination of this AGREEMENT, for whatever cause, AFBIS shall transfer to COMPANY all of COMPANY’S records in AFBIS’ possession unless otherwise agreed in writing by COMPANY. Records, as used in this paragraph, include both electronic and paper documentation.

ARTICLE XIII - ARBITRATION

A.	As a condition precedent to any right of action hereunder, any dispute arising out of this AGREEMENT shall be submitted to the decision of a board of arbitration composed of two arbitrators and one umpire, meeting in Schaumburg, Illinois unless otherwise agreed.

B.	The members of the board of arbitration shall be active or retired disinterested officials of insurance companies or agencies. Each party shall appoint its own arbitrator and the two arbitrators shall choose the umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four (4) weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of the umpire within four (4) weeks after their nominations, each of them shall name three (3), of whom the other shall decline two (2) and the decision shall be made by drawing lots. It is the intent of the parties to this AGREEMENT where the arbitrators have failed to agree, that the selection of umpire be confined to this determination by chance.

C.	The claimant shall submit its initial brief within twenty (20) days after appointment of the umpire. The respondent shall submit its brief within twenty (20) days after receipt of the claimant’s brief and the claimant may submit a reply brief within ten (10) days after receipt of the respondent’s brief.

D.	The board shall make its decision with regard to the custom and usage of the insurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence, but in which cross examination and rebuttal shall be allowed. The board shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof.

E.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceeding shall be allocated by the board.

ARTICLE XIV - MISCELLANEOUS

A.	This AGREEMENT constitutes the final and entire AGREEMENT between the parties with respect to the subject matter addressed herein. This AGREEMENT shall not be contradicted or supplemented by any previous or contemporaneous agreement or statement of representation. This AGREEMENT may be amended only in writing signed by all parties hereto.

B.	AFBIS shall maintain in force, throughout the term of this AGREEMENT, a Business Errors and Omissions Policy. At COMPANY’s request, AFBIS will provide to COMPANY a copy of the most recent Declaration Page of AFBIS’ Errors and Omissions Policy.

C.	This AGREEMENT shall be interpreted according to the laws of the State of North Dakota, regardless of the choice of law/conflict of law provisions thereunder.

D.	This AGREEMENT is solely between AFBIS and COMPANY and shall not be assigned to any third party without prior written mutual consent of the parties hereto, except that COMPANY may assign this AGREEMENT to any of COMPANY’s affiliates without the written consent of AFBIS.

E.	Confidential information which pertains to customers of COMPANY and its affiliated companies obtained pursuant to this AGREEMENT will be held in strict confidence and used only as necessary to provide services under this AGREEMENT. Access to customer information will be limited to those persons who need such information to provide services under this AGREEMENT, pursuant to reasonable business practices adopted to limit access and unauthorized disclosure of same, and under the terms of this provision, or where otherwise require by law. AFBIS shall indemnify COMPANY and its affiliated entities, and it and their respective directors, officers, employees and all other persons and entities acting on behalf of or under control of any of them against, and hold it (and them) harmless from losses that may be sustained by it (or them) by reason of any breach of this provision by AFBIS or its partners, officers, employees or representatives, or by any other person or entity acting on behalf of or under control of AFBIS. For purposes of this provision, losses shall include but not be limited to costs, claims, damages, legal fees, liabilities, penalties, and expenses. Within thirty (30) days of the termination of this AGREEMENT, AFBIS shall return and/or destroy all confidential customer information in its possession, at COMPANY’s request. The parties agree in good faith that any disclosure of information hereunder from AFBIS qualifies as one or more of the general exceptions of both notice and an opportunity for opt-out under the Gramm-Leach-Bliley Act (Act). Furthermore, the parties agree that any information disclosed by AFBIS hereunder shall only be used by AFBIS for the sole purpose for which it was disclosed by AFBIS under this AGREEMENT.

F.	Notwithstanding any other provision in this AGREEMENT, to the extent this AGREEMENT requires the disclosure of any “non-public personal information” as defined under the Act from COMPANY and/or its agents to AFBIS, AFBIS represents, warrants and agrees that AFBIS and its agents and/or representatives shall not disclose or use this non-public information other than to carry out the purposes for which COMPANY and/or its agents disclosed the information to AFBIS.

G.	In the event any provision of this AGREEMENT is determined to be invalid by a court of competent jurisdiction, such determination shall in no way affect the validity of enforceability of any other provision herein.

H.	This AGREEMENT may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same agreement.

I.	Each of the parties hereto shall conduct the work to be performed hereunder as an independent contractor and not as an agent or employee of the other party. Subject to the terms and conditions of this AGREEMENT, each party shall choose the means to be employed and the manner of carrying out its obligations hereunder. Each party shall have the sole responsibility for the supervision and payment of its personnel and, except as agreed to in writing, all other costs and expenses required to perform its obligations hereunder. This AGREEMENT does not create a partnership, joint venture, or fiduciary relationship.

J.	No party to this AGREEMENT shall furnish copies of this AGREEMENT or disclose the provision hereof to any person which is not party to this AGREEMENT, except and to the extent as may be required in order to comply with any law or governmental order, court rule for discover, regulation or ruling. Article XIV, paragraph E, shall survive and shall continue in full force and effect following the termination of this AGREEMENT.

K.	The waiver by either party or a breach or violation of any provision of this AGREEMENT shall not operate or be construed as a waiver of any subsequent breach of such provision.

IN WITNESS WHEREOF the parties hereto have caused this CROP HAIL INSURANCE FULL SERVICE AGREEMENT to be executed in duplicate at the places and on the dates listed below, to become effective as provided in Article I – Effective Date and Term.

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

Accepted as to form and content by its duly authorized representative

/s/ Tim A. Green
Name: Tim A. Green

Title: Vice President & General Manager

Executed at Fargo, North Dakota, this 29 day of January 2016.

NODAK MUTUAL INSURANCE COMPANY/AMERICAN WEST INSURANCE COMPANY/BATTLE CREEK MUTUAL INSURANCE COMPANY

Accepted as to form and content by its duly authorized representative

/s/ Brian R. Doom
Name: Brian R. Doom

Title: Secretary Treasurer & CFO

Executed at Fargo, North Dakota, this 6th day of February 2016.

EXHIBIT A

TO

CROP HAIL INSURANCE FULL SERVICE AGREEMENT

by and between

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

And

NODAK MUTUAL INSURANCE COMPANY, AMERICAN WEST INSURANCE COMPANY and BATTLE CREEK MUTUAL INSURANCE COMPANY

CROP YEAR 2016

LIST OF PARTICIPATING STATES

MINNESOTA

NEBRASKA

NORTH DAKOTA

SOUTH DAKOTA

EXHIBIT B

TO

CROP HAIL INSURANCE FULL SERVICE AGREEMENT

by and between

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

and

NODAK MUTUAL INSURANCE COMPANY, AMERICAN WEST INSURANCE COMPANY and BATTLE CREEK MUTUAL INSURANCE COMPANY

CROP YEAR 2016

SERVICE FEE SCHEDULE

For POLICIES issued in the states identified in Exhibit A, Company shall pay to AFBIS service fees in the amounts and manner described below:

1.	a. Eight percent (8.0%) of adjusted processed premium, to a maximum $325,000.

b.	One and sixty-two hundredths percent (1.62%) for Allocated Loss Adjustment Expense on adjusted processed premium adjusted to actual upon final settlement.

2.	Interest charged to COMPANY’s policyholders for late payment of premium will be paid to COMPANY. No service fees will apply to such interest.

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